- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                             Subject to Completion


             Prospectus Supplement to Prospectus dated        199


                CS First Boston Auto Receivables Trust 199_-___
             $                % Asset Backed Certificates, Class A

                                ----------------

                      Asset Backed Securities Corporation
                                    Company

                                ----------------

     CS First Boston Auto Receivables Trust 199 - (the "Trust") will be formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of _______________, 199_ (the "Cutoff Date"), among Asset Backed Securities Corporation (the "Company") as depositor, _________ (in such capacity, the "Servicer"), as servicer, and _________________ (the "Trustee") as trustee, and will issue $____________ aggregate principal amount of ____ % Asset Backed Certificates, Class A (the "Class A Certificates") and $_______________ aggregate principal amount of _____ % Asset Backed Certificates, Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby.

                                                   (Continued on following page)

                                ----------------

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under "Risk Factors" on page S-10 of this Prospectus Supplement and on page 14 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

                                ----------------

                                                   Price to the  Underwriting    Proceeds to the
                                                     Public(1)     Discount       Company(1)(2)
                                                     ---------     --------       -------------
Per Class A Certificate............................          %            %                %
                                                     $             $                $

(1)Plus accrued interest, if any, from  ______________, 199_.

(2)Before deducting expenses, estimated to be $____________.

                                              ----------------

     The Class A Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______________, 199_.

                             [LOGO] CS FIRST BOSTON

        The date of this Prospectus Supplement is                , 199 .

(Continued from preceding page)


     The assets of the Trust will consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and a de minimus amount of certain other property ancillary thereto, in each case, as more fully described herein. The Receivables will be transferred to the Trust by the Company pursuant to the Pooling and Servicing Agreement. The Company will purchase the Receivables from ________ (in such capacity, the "Seller") pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of __________, 199_ . The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.


     The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the Trust. The Class B Certificates, which are not being offered hereby, will evidence in the aggregate an undivided ownership interest in approximately _______% of the Trust. Principal and interest at the applicable Pass-Through Rate generally will be distributed to holders of Certificates on the ________ day of each month, commencing __________, 199_. The rights of the holders of Class B Certificates to receive distributions are subordinated to the rights of the holder of Class A Certificates to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on ______________, 199_.

                                ----------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.


     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITER EXPECTS, BUT IS NOT OBLIGATED, TO MAKE A MARKET IN THE CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


     UNTIL __________________________, _________ ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ----------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.


     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).


                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Class A Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer.............................     CS First Boston Auto Receivables Trust
                                        199_-___, a trust (the "Trust" or the
                                        "Issuer") to be formed pursuant to a
                                        pooling and servicing agreement (the
                                        "Pooling and Servicing Agreement") dated as of ___________, 199_ (the "Cutoff
                                        Date"), among the Company, the Servicer
                                        and the Trustee.

Company............................     The Company is a special-purpose
                                        Delaware corporation organized for the
                                        purpose of causing the issuance of the
                                        Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities.
                                        It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage
                                        Securities Corporation which is a wholly owned subsidiary of CS First Boston
                                        Securities Corporation, which is a
                                        wholly owned subsidiary of CS First
                                        Boston, Inc. Neither CS First Boston
                                        Securities Corporation nor CS First
                                        Boston, nor any of their affiliates has
                                        guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.


                                        The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.


Seller.............................     _______ (in such capacity, "the
                                        Seller"). See "The Seller and the
                                        Servicer" herein.

Servicer...........................     _______ (in such capacity, the
                                        "Servicer"). See "The Seller and the
                                        Servicer" herein.

Trustee............................     _______, as trustee under the Pooling
                                        and Servicing Agreement (the "Trustee").
                                        See "The Trustee" herein.

The Certificates...................     The Trust will issue $_________
                                        aggregate principal amount of _____%
                                        Asset Backed Certificates, Class A (the
                                        "Class A Certificates") and
                                        $____________ aggregate principal amount of % Asset Backed Certificates, Class B
                                        (the "Class B Certificates" and,
                                        collectively with the Class A
                                        Certificates, the "Certificates") on
                                        ____________, 199_ (the "Closing Date").
                                        Each Certificate will represent a
                                        fractional undivided interest in the
                                        Trust. The Class A Certificates will
                                        evidence in the aggregate an undivided
                                        ownership interest in approximately __%
                                        of the Trust (the "Class A Percentage")
                                        and the Class B Certificates will
                                        evidence in the aggregate an undivided
                                        ownership interest in approximately __%
                                        of the Trust (the "Class B Percentage").
                                        Only the Class A Certificates are being
                                        offered hereby. The Class B Certificates will be subordinated to the Class A
                                        Certificates to the extent described
                                        herein. See "The Certificates" herein.

The Receivables....................     On the Closing Date, the Company will
                                        convey the Receivables to the Trust in
                                        an aggregate principal balance of
                                        approximately $_______________ as of the
                                        Cutoff Date. The Company will convey the
                                        Receivables, and the Servicer will agree to service the Receivables, pursuant to the Pooling and Servicing Agreement. See
                                        "The Pooling and Servicing Agreement --
                                        Sale and Assignment of Receivables" and
                                        "The Receivables Pool" herein and "The
                                        Receivables Pools" in the Prospectus.

                                        On or before the Closing Date, the
                                        Company will purchase the Receivables
                                        from the Seller pursuant to a
                                        receivables purchase agreement (the
                                        "Receivables Purchase Agreement"), dated as of ____________,199_. See "The
                                        Receivables Purchase Agreement" herein.

                                        The Receivables arise from motor vehicle installment contracts (each, a "Contract") originated or purchased by the Seller in the ordinary course of business. The Receivables have been selected from Contracts owned by the Seller based on the criteria specified in the Receivables Purchase Agreement and described herein under "The Receivables Pool". Approximately __% of the Receivables were originated in ____________ and approximately __% of the Receivables were originated in __________. As of the Cutoff Date, the weighted average APR of the Receivables was approximately ____%, the weighted average remaining term to maturity of the Receivables was approximately ____ months and the weighted average original term to maturity of the Receivables was approximately ____ months. No Receivable has a scheduled maturity later than ______________ (the "Final Scheduled Maturity Date").

                                        Pursuant to the terms of the Pooling and Servicing Agreement, the Company will assign to the Trustee the representations and warranties made by the Seller pursuant to the Receivables Purchase Agreement for the benefit of holders of the Certificates and will make certain limited representations and warranties with respect to the Receivables. Pursuant to the terms of the Receivables Purchase Agreement, the Seller will make certain representations and warranties regarding the characteristics of the Receivables and will undertake to repurchase any Receivable with respect to which an uncured breach of any representation or warranty exists, if such breach materially and adversely affects the interests of the Trustee and the Certificateholders in such Receivable and if such breach is not cured by the Seller in a timely manner. To the extent that the Seller does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to such Receivable, the Company will not be required to repurchase such Receivable unless such breach also constitutes a breach of one of the Company's representations and warranties with respect to such Receivable and such breach materially and adversely affects the interests of the Certificateholders in any such Receivable. See "The Pooling and Servicing Agreement," and "The Receivables Purchase Agreement" herein. Neither the Seller nor the Company will have any other obligation with respect to the Receivables or the Certificates.


Trust Property.....................     The assets of the Trust (the "Trust
                                        Property") include (i) the Receivables,
                                        (ii) all monies (including accrued
                                        interest) received on or with respect to the Receivables on or after the Cutoff
                                        Date, (iii) all amounts and property
                                        from time to time held in or credited to the Collection Account, (iv) security interests in the Financed Vehicles and any accessions thereto, (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed
                                        Vehicles or Obligors, as the case may
                                        be, (vi) any property that shall have
                                        secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables, (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders, and
                                        (ix) any and all proceeds of the
                                        foregoing. The Reserve Account will not
                                        be property of the Trust. See "The
                                        Certificates--Distribution,"
                                        "--Subordination of the Class B
                                        Certificates; Reserve Account," and "The
                                        Trust".

Risk Factors ......................     For a discussion of risk factors that
                                        should be considered with respect to an
                                        investment in the Certificates, see
                                        "Risk Factors" herein and in the related
                                        Prospectus.


Terms of the Certificates


   A.  Distribution Dates..........     Distributions of interest and principal
                                        on the Certificates will be made on the
                                        ____ day of each month or, if such day
                                        is not a Business Day, on the next
                                        succeeding Business Day (each, a
                                        "Distribution Date"), commencing
                                        _________, 199_. Distributions will be
                                        made to holders of record of the
                                        Certificates (the "Certificateholders")
                                        as of the day immediately preceding such Distribution Date (each, a "Record
                                        Date"). A "Business Day" is a day other
                                        than a Saturday, a Sunday or day on
                                        which banking institutions or trust
                                        companies in The City of New York or the city in which the corporate trust office of the Trustee is located are authorized by law, regulation or executive order to be closed.


   B.  Pass-Through Rates..........     Interest will accrue on the Class A
                                        Certificates at the rate of ___% per
                                        annum (the "Class A Pass-Through Rate")
                                        and on the Class B Certificates at the
                                        rate of ___% per annum (the "Class B
                                        Pass-Through Rate"), in each case,
                                        calculated on the basis of a 360-day
                                        year consisting of twelve 30-day months.


   C.  Interest....................     On each Distribution Date, the Trustee
                                        will distribute pro rata to holders of
                                        the Class A Certificates (the "Class A
                                        Certificateholders") accrued interest at the Class A Pass-Through Rate on the
                                        Class A Certificate Balance as of the
                                        preceding Distribution Date (after
                                        giving effect to distributions made on
                                        such Distribution Date), to the extent
                                        of funds available therefor, following
                                        payment of the Servicing Fee, from (i)
                                        the Class A Percentage of the Interest
                                        Distribution Amount, (ii) the Reserve
                                        Account, and (iii) the Class B
                                        Percentage of the Total Distribution
                                        Amount.

   D.  Principal...................     Principal of the Class A Certificates
                                        will be payable on each Distribution
                                        Date, pro rata to the Class A
                                        Certificateholders, in a maximum amount
                                        equal to the Class A Principal
                                        Distributable Amount for the calendar
                                        month preceding such Distribution Date
                                        or, in the case of the first
                                        Distribution Date, the period from and
                                        including the Cutoff Date through the
                                        last day of the calendar month
                                        immediately preceding such Distribution
                                        Date (the "Collection Period"). The
                                        Class A Principal Distributable Amount
                                        with respect to any Distribution Date
                                        will equal the Class A Percentage of the Principal Distribution Amount for the related Collection Period and generally will be payable to the extent of funds available therefor, following payment of the Servicing Fee and the Class A
                                        Interest Distributable Amount, from (i)
                                        the Class A Percentage of the Principal
                                        Distribution Amount (exclusive of the
                                        portion thereof attributable to Realized
                                        Losses), (ii) the Reserve Account, and
                                        (iii) the Class B Percentage of the
                                        Total Distribution Amount.


                                        On each Distribution Date, subject to
                                        the prior distribution on such date of
                                        the Servicing Fee, the Class A Interest
                                        Distributable Amount and the Class A
                                        Principal Distributable Amount, the
                                        Trustee will distribute to holders of
                                        the Class B Certificates (the "Class B
                                        Certificateholders") (i) the Class B
                                        Interest Distributable Amount to the
                                        extent of funds available therefor from
                                        the Class B Percentage of the Interest
                                        Distribution Amount and the Reserve
                                        Account and (ii) the Class B Principal
                                        Distributable Amount to the extent of
                                        funds available therefor from the Class
                                        B Percentage of the Principal
                                        Distribution Amount and the Reserve
                                        Account.

                                        The outstanding principal amount of the
                                        Class A Certificates and the Class B
                                        Certificates, if any, will be payable in full on ____________, 199_ (the "Final
                                        Scheduled Distribution Date").

                                        See "The Pooling and Servicing Agreement
                                        -- Distributions -- Calculation of
                                        Amounts to be Distributed" herein.

   E.  Optional Prepayment.........     If the Servicer exercises its option to
                                        purchase the Receivables, which it may
                                        do after the aggregate principal balance of the Receivables (the "Pool Balance") declines to 10% or less of the Pool
                                        Balance as of the Cutoff Date, the Class
                                        A Certificateholders will receive an
                                        amount equal to the Class A Certificate
                                        Balance together with accrued interest
                                        at the Class A Pass-Through Rate, the
                                        Class B Certificateholders will receive
                                        an amount equal to the Class B
                                        Certificate Balance together with
                                        accrued interest at the Class B
                                        Pass-Through Rate, and the Certificates
                                        will be retired. See "The Certificates
                                        -- Optional Prepayment" herein.


Collection Account.................     Except under certain conditions
                                        described in the Prospectus under
                                        "Description of the Transfer and
                                        Servicing Agreements -- Collections,"
                                        the Servicer will be required to remit
                                        collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the
                                        "Collection Account"). Pursuant to the
                                        Pooling and Servicing Agreement, the
                                        Trustee will withdraw funds on deposit
                                        in the Collection Account and apply such funds on each Distribution Date to the following (in the priority indicated):
                                        (i) the Servicing Fee for the related
                                        Collection Period and any overdue
                                        Servicing Fees to the Servicer, (ii) the
                                        Class A Interest Distributable Amount to the Class A Certificateholders, (iii) the Class A Principal Distributable
                                        Amount to the Class A
                                        Certificateholders, (iv) Class B
                                        Interest Distributable Amount to the
                                        Class B Certificateholders, (v) the
                                        Class B Principal Distributable Amount
                                        to the Class B Certificateholders and
                                        (vi) the remaining balance, if any, to
                                        the Reserve Account. See "The Pooling
                                        and Servicing Agreement --
                                        Distributions" herein.

Credit Enhancement.................     Subordination. The rights of the Class B
                                        Certificateholders to receive
                                        distributions to which they would
                                        otherwise be entitled with respect to
                                        the Receivables are subordinated to the
                                        rights of the Class A
                                        Certificateholders, as described more
                                        fully herein. See "The Pooling and
                                        Servicing Agreement -- Distributions"
                                        and "-- Subordination of the Class B
                                        Certificates; Reserve Account" herein.


                                        Reserve Account. The Reserve Account
                                        will be created with an initial deposit
                                        by the Company on the Closing Date of
                                        cash or Eligible Investments having a
                                        value of at least $________ (the
                                        "Reserve Account Initial Deposit").
                                        Funds will be withdrawn from the Reserve
                                        Account on any Distribution Date if, and to the extent that, the Total
                                        Distribution Amount for the related
                                        Collection Period remaining after
                                        payment of the Servicing Fee is less
                                        than the Class A Distributable Amount.
                                        Such funds will be distributed to the
                                        Class A Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the Class A Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the Servicing Fee and the Class A Distributable Amount is less than the Class B Distributable Amount. Such funds will be distributed to the Class B Certificateholders.

                                        Funds in any Reserve Account may be
                                        invested in securities that will not
                                        mature prior to the date of such next
                                        scheduled distribution with respect to
                                        the Certificates and will not be sold
                                        prior to maturity to meet any
                                        shortfalls. Thus, the amount of
                                        available funds on deposit in the
                                        Reserve Account at any time may be less
                                        than the balance of the Reserve Account.
                                        If the amount required to be withdrawn
                                        from the Reserve Account to cover
                                        shortfalls in collections on the related
                                        Receivables exceeds the amount of
                                        available funds on deposit in the
                                        Reserve Account, a temporary shortfall
                                        in the amounts distributed to the
                                        Certificateholders could result.

                                        On each Distribution Date, the Reserve
                                        Account will be reinstated up to the
                                        Specified Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the
                                        Certificateholders.

                                        The Reserve Account will be maintained
                                        with the Trustee as a segregated trust
                                        account, but will not be part of the
                                        Trust. See "The Pooling and Servicing
                                        Agreement -- Subordination of the Class
                                        B Certificates; Reserve Account" herein.


Advances...........................     If a shortfall should occur in any
                                        Collection Period between the amount due as interest on the Receivables during such Collection Period (assuming the
                                        Receivables were paid on their
                                        respective scheduled payment dates) and
                                        the amount actually received in respect
                                        of the Receivables during such
                                        Collection Period and allocable to
                                        interest, the Servicer will advance an
                                        amount equal to such shortfall (an
                                        "Advance"). The Servicer will be
                                        reimbursed for Advances (i) from
                                        collections and other amounts received
                                        on the Receivables with respect to which such Advances were made; (ii) from collections and other amounts received in respect of other Receivables; or
                                        (iii) by reducing the Repurchase Amount
                                        (as defined herein) due from the
                                        Servicer by the amount of any
                                        unreimbursed Advances, in each case in
                                        accordance with the terms of the Pooling and Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines, in its sole discretion, that it is unlikely to be able to recover such Advances from future collections and other payments in respect of the Receivables. See "The
                                        Certificates--Advances" herein.

Certain Legal Aspects..............     The Seller shall repurchase certain
                                        Receivables with respect to which any
                                        prior security interest in such
                                        Receivable is found to exist, any laws
                                        have been violated, or the Seller's
                                        security interest in the respective
                                        Financed Vehicle has not been properly
                                        assigned to the Trustee. The Trustee's
                                        security interest in a Financed Vehicle
                                        may be not be properly assigned in the
                                        event of (i) the relocation or resale of such Financed Vehicle in another state without the Servicer's re-perfecting the
                                        Trustee's security interest, (ii) the
                                        imposition certain tax or possessory
                                        liens, or (iii) fraud or negligence. In
                                        addition, certain consumer protection
                                        laws allow an Obligor (as defined
                                        herein) under a Receivable to assert
                                        certain claims and defenses against a
                                        holder of the Receivable thus possibly
                                        rendering a Receivable partly or wholly
                                        uncollectible. See "Risk Factors --
                                        Security Interests in the Financed
                                        Vehicles" herein and "Risk Factors --
                                        Certain Legal Aspects -- Security
                                        Interests in Financed Vehicles" and
                                        "Certain Legal Aspects of the
                                        Receivables" in the Prospectus.

Tax Status.........................     In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust will
                                        be classified as a grantor trust for
                                        federal income tax purposes and will not be classified as an association taxable as a corporation. Subject to the discussion under "Certain Federal Income
                                        Tax Consequences" in the Prospectus,
                                        each Owner of a beneficial interest in
                                        the Certificates must include in income
                                        its pro rata share of interest and other income from the Receivables and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Trust.
                                        See "Certain Federal Income Tax
                                        Consequences" in the Prospectus for
                                        additional information concerning the
                                        application of federal income tax laws
                                        to the Trust and the Certificates.

ERISA Considerations...............     Subject to the considerations discussed
                                        under "ERISA Considerations" herein and
                                        in the Prospectus, the Class A
                                        Certificates will be eligible for
                                        purchase by employee benefit plans
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended, and "plans" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.


Ratings of the Certificates........     It is a condition to the issuance of the
                                        Class A Certificates that they be rated
                                        at least "_____" or its equivalent by at least two nationally recognized rating agencies. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms.
                                        There can be no assurance that a rating
                                        will not be lowered or withdrawn by a
                                        rating agency if circumstances so
                                        warrant. See "Risk Factors -- Ratings of the Class A Certificates" herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Class A Certificates.

     Limited Liquidity of Certificates. There is currently no secondary market for the Class A Certificates. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Class A Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.


     Limited Assets of Trust. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and access to funds in the Reserve Account. Certificateholders generally must rely on payments on the Receivables (and related Advances, if any, by the Servicer) for distributions of interest and principal on the Certificates. Although funds in the Reserve Account will be generally available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.


     Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.


     Lack of Security Interests in the Financed Vehicles. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles even if to do so would only involve a de mimimus expense. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.


     Ratings of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated at least "_____" or its equivalent by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Class A Certificates pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Class A Certificates are based primarily on the credit quality of the Receivables, the subordination of the Class B Certificates and the availability of funds in the Reserve Account.


     Trust's Limited Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates or the Receivables. The Company has assigned the representations and warranties of the Seller under the Receivables Purchase Agreement to the Trustee. In addition the Company has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Pooling and Servicing Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. It is not anticipated that the Company will have any significant assets with which to fund such repurchases.

     Trust's Limited Relationship to the Seller and the Servicer. Neither the Seller nor the Servicer is generally obligated to make any payments in respect of the Certificates or the Receivables (except to the extent that the Servicer is obligated to make Advances with respect to the Receivables). If _______ were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Class A Certificateholders. The Seller has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Receivables Purchase Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. See "The Receivables Purchase Agreement -- Sale and Assignment of Receivables herein and "Description of the Receivables Purchase Agreements --Sale and Assignment of Receivables" in the Prospectus.


     [Geographic Concentration of Assets. Discuss impact on Certificateholders of material concentration of trust assets in one or a few states, if applicable.]

     [Limited number of Loan Originators. Discuss impact on Certificateholders of material concentration of loans originated by one or a few dealers, if applicable.]

     [Concentration of Credit Risk. Discuss impact on Certificateholders of material concentration of credit risk, if applicable.]

     [Interest Only Securities. Discuss risks associated with interest only Certificates, including any disproportionate prepayment or credit risks, if applicable.]

     [Principal Only Securities. Discuss risks associated with principal only Certificates, including any disproportionate prepayment or credit risks, if applicable.]


                                    THE TRUST

General

     The Company will establish the Trust by selling and assigning the Trust Property to the Trustee in exchange for the Certificates. The Servicer will service the portion of such assets consisting of the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "The Pooling and Servicing Agreement -- Servicing Compensation" herein and "The Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

     If the protection provided to Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Certificates. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "The Pooling and Servicing Agreement -- Distributions" and "--Subordination of the Class B Certificates, Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The assets of the Trust (the "Trust Property") include (i) the Receivables, (ii) all monies (including accrued interest) received on or with respect to the Receivables on or after the Cutoff Date, (iii) all amounts and property from time to time held in or credited to the Collection Account, (iv) security interests in the Financed Vehicles and any accessions thereto, (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or Obligors, as the case may be, (vi) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables, (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders, and (ix) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

The Trustee

     __________ is Trustee under the Pooling and Servicing Agreement. __________ is a __________ banking corporation, and its principal offices are located at __________. The Company, the Seller or any of their respective affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables conveyed to the Trust (the "Receivables Pool") were originated or purchased by the Seller in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) as of the Cutoff Date each Receivable had, or will have, an outstanding gross balance of at least $1,000; (ii) as of the Cutoff Date, no Receivable will be more than 90 days past due; and (iii) as of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Seller as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by the Seller to be adverse to Certificateholders were or will be used in selecting the Receivables.

     [Describe differences, if any, in contracts related to new vehicles and contracts related to used vehicles]


     The composition, [ownership status,] distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.


                     Composition of the Receivables as of the Cutoff Date

    Weighted     Aggregate principal     Number of     Weighted Average     Weighted Average    Average Principal
  Average APR         Balance           Receivables     Remaining Term       Original Term           Balance
               % $                                              months               months     $



                              Ownership Status of the Receivables

                          Number of           Aggregate Principal    Percentage of Aggregate
     APR Range           Receivables                Balance             Principal Balance
New Vehicles......
Used Vehicles.....
        Total.....


                   Distribution of Receivables by APR as of the Cutoff Date

                          Number of           Aggregate Principal    Percentage of Aggregate
     APR Range           Receivables                Balance             Principal Balance
                         -----------                -------             -----------------
 0.00% to  3.00%
 3.01% to  4.00%
 4.01% to  5.00%
 5.01% to  6.00%
 6.01% to  7.00%
 7.01% to  8.00%
 8.01% to  9.00%
 9.01% to 10.00%
 10.01% to 11.00%
 11.01% to 12.00%
 12.01% to 13.00%
 13.01% to 14.00%
 14.01% to 15.00%

                          Number of           Aggregate Principal    Percentage of Aggregate
     APR Range           Receivables                Balance             Principal Balance
                         -----------                -------             -----------------
15.01% to 16.00%
16.01% to 17.00%
17.01% to 18.00%
18.01% to 19.00%
Greater than 20.00%
                         -----------              ------------             -------------
Total
                         ===========              ============             =============


      Geographic Distribution of the Receivables as of the Cutoff Date (1)

                          Number of           Aggregate Principal    Percentage of Aggregate
                         Receivables                Balance             Principal Balance
                         -----------                -------             -----------------
New York..............
California............
Other.................
                         -----------              ------------             -------------
     Total............
                         ===========              ============             =============

(1) Based on billing addresses of the Obligers as of the Cutoff Date.

     By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the Cutoff Date, approximately ___% of the Receivables by aggregate principal balance, constituting ___% of the number of Receivables, represent used vehicles.

Delinquencies, Repossessions and Net Losses

     Set forth below is certain information concerning the delinquency, repossession and net loss experience of the Seller pertaining to retail new and used automobile, van and light duty truck receivables. The delinquency, repossession and credit loss data presented in the following tables are for illustrative purposes only. There is no assurance that the Seller's delinquency, repossession and credit loss experience with respect to automobile, van and light duty truck receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Delinquencies, repossessions and net losses on new and used automobiles, vans and light duty trucks are affected by social and economic conditions generally and, in particular, in the States of ______ and _______, where ___% and ___%, respectively, of the Financed Vehicles were purchased.

                                        Delinquency Experience (1)

                                                                      At December 31,
                                             1994          1993          1992          1991          1990
                                                       (Dollars in Thousands)
Portfolio Outstanding at End of Period
Delinquencies at End of Period(2)
        30-59 Days
        60-89 Days
        90 Days or More
Total Delinquencies
Total Delinquencies as a Percentage of
Portfolio Outstanding at End of Period

- ----------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.
(2) The period of delinquency is based on the number of days payments are contractually past due.

                            Credit Loss/Repossession Experience(1)

                                                                      At December 31,
                                             1994          1993          1992          1991          1990
                                                       (Dollars in Thousands)

                                      S-13






Average Amount Outstanding During the
Period

Average Number of Contracts
Outstanding during the Period

Repossessions as a Percentage of
Average Number of Contracts
Outstanding

Net Losses as a Percentage of
Liquidations (2)(3)

Net Losses as a Percentage of Average
Amount Outstanding(3)


- ----------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.
(2) Net losses are equal to the aggregate of the net balances of all contracts that were determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.
(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

                           THE SELLER AND THE SERVICER

       [Information regarding the Seller and the Servicer to be supplied.]

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier that the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on the Certificates.

                                THE CERTIFICATES

General


     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary together with that under "The Pooling and Servicing Agreement" describes the material terms of the Certificates and the Pooling and Servicing Agreement. Such summaries do not purport to be a complete description of all terms of the Certificates and the Pooling and Servicing Agreement and therefore are subject to, and are qualified in their entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.


     The "Class A Certificate Balance" initially will equal $__________ and, as of any date of determination thereafter, will equal such initial Class A Certificate Balance less the sum of all amounts previously distributed to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" initially will equal $_________ and, as of any date of determination thereafter, will equal such initial Class B Certificate Balance less the sum of all amounts previously distributed to Class B Certificateholders allocable to principal and any Realized Losses allocable to the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust. The Class B Certificates are not being offered hereby and initially will be held by ______.

Distributions

     Deposits to Collection Account. On or about the ____ Business Day of each month, the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the aggregate amount of collections on the Receivables, the Advances and Repurchase Amounts, as well as the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount and the Class B Principal Distributable Amount.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for any Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount for such date (excluding the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds with respect thereto to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables (such net amount, "Liquidation Proceeds"), to the extent attributable to interest due thereon; (iii) all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iv) all Advances made by the Servicer; (v) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company, to the extent attributable to interest due thereon; and (vi) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) Liquidation Proceeds to the extent attributable to principal, plus the amount of Realized Losses with respect to the related Liquidated Receivables; and (iii) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company to the extent allocable to principal.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Receivables to the extent that the Servicer has previously made an unreimbursed Advance;

          (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances thereon; and

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to distribution made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount, plus (ii) the "Class B Interest Distributable Amount", consisting of thirty days' interest at the Class B Pass-Through Rate on the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     Amounts Distributed. The Class A Certificateholders will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts available in the Reserve Account, and, third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (excluding any portion thereof allocable to Realized Losses). "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount of interest actually distributed to Class A Certificateholders on such preceding Distribution Date, plus interest on such excess at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law. The Class A Interest Carryover Shortfall for the initial Distribution Date is zero.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than any portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and, third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Principal Distributable Amount for the preceding Distribution Date plus any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date, over the amount of principal actually distributed to Class A Certificateholders on such preceding Distribution Date. The Class A Principal Carryover Shortfall for the initial Distribution Date is zero.

                       THE POOLING AND SERVICING AGREEMENT

Sale and Assignment of Receivables

     Certain information with respect to the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to _____% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount for the related Collection Period; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Optional Prepayment

     If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables declines to 10% or less of the Pool Balance as of the Cutoff Date, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance, together with accrued interest to the redemption date at the Class A Pass-Through Rate, and the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance, together with accrued interest to the redemption date at the Class B Pass-Through Rate, which distributions shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

Subordination of the Class B Certificates; Reserve Account

     Subordination of the Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults or delinquencies on the Receivables as provided in the Pooling and Servicing Agreement and described herein. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables.

     Reserve Account. The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to such amounts. Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Class A Certificateholders and the Class B Certificateholders.

     Funds in the Reserve Account will be invested in Eligible Investments, as provided in the Pooling and Servicing Agreement. Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result. The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee.

Advances

     If a shortfall should occur in any Collection Period between (i) the aggregate amount of interest due on the Receivables during such Collection Period, assuming each Receivable was paid on its scheduled payment date under the related Contract, and (ii) the amount actually received on or in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will deposit an amount (an "Advance") equal to such deficiency in the Collection Amount on or before the applicable Distribution Date. The Servicer will be allowed to recover any Advances so made (a) from collections and other amounts received on the Receivables with respect to which such Advances were made, (b) from collections or any other amounts received in respect of any other Receivables and (c) by reducing any Repurchase Amount due from the Servicer by the amount of any unreimbursed Advances, in each case in accordance with the terms of the Pooling and Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines that it is unlikely to be able to recover such Advance from payments on or with respect to the Receivables or from any other source.

                       THE RECEIVABLES PURCHASE AGREEMENT

     On or prior to the Closing Date, the Seller will transfer and assign to the Company pursuant to the Receivables Purchase Agreement, all of its right, title and interest in and to Receivables in the outstanding principal amount of $_________ including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement (the "Schedule of Receivables"). The Seller will sell the Receivables to the Company without recourse, except that, as described in the following paragraph, the Seller will be required to repurchase Receivables with respect to which it is in breach of a representation or warranty, if such breach materially and adversely affects the right of the related Trust and Certificateholders in and to such Receivables. Concurrently with or subsequent to the transfer and assignment of the Receivables to the Company, the Company will transfer and assign the Receivables to the Trust, and Trustee will execute, authenticate and deliver the Certificates. The net proceeds from the sale of the Certificates will be applied to the purchase of the Receivables.

     In the Receivables Purchase Agreement, the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, to the best of its knowledge, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing date, each of the Receivables is, or will be, secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; and
(v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

                              ERISA CONSIDERATIONS

     Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates Issued by Grantor Trusts" in the Prospectus, the Class A Certificates may be purchased by an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan" a "Plan"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Class A Certificates.

     The Underwriter proposes to offer the Class A Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of
     % per Class A Certificates; the Underwriter and such dealers may allow a
discount of      % per Class A Certificates on sales to certain other dealers;
and after the initial public offering of the Class A Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS

Advance ...................................................................................    S-8
Business Day...............................................................................    S-6
Certificates...............................................................................  Cover
Certificateholders.........................................................................    S-6
Class A Certificate Balance ...............................................................   S-14
Class A Certificateholders ................................................................    S-6
Class A Certificates.......................................................................  Cover
Class A Distributable Amount...............................................................   S-15
Class A Interest Carryover Shortfall.......................................................   S-16
Class A Interest Distributable Amount......................................................   S-15
Class A Pass-Through Rate..................................................................    S-6
Class A Percentage.........................................................................    S-4
Class A Principal Carryover Shortfall......................................................   S-16
Class A Principal Distributable Amount.....................................................   S-15
Class B Certificate Balance................................................................   S-14
Class B Certificateholders.................................................................    S-7
Class B Certificates.......................................................................  Cover
Class B Distributable Amount...............................................................   S-16
Class B Interest Distributable Amount......................................................   S-16
Class B Pass-Through Rate..................................................................    S-6
Class B Percentage.........................................................................    S-4
Class B Principal Distributable Amount.....................................................   S-16
Closing Date...............................................................................    S-4
Code.......................................................................................   S-19
Collection Account.........................................................................    S-7
Collection Period..........................................................................    S-6
Commission.................................................................................    S-3
Company....................................................................................    S-4
Cutoff Date................................................................................  Cover
Distribution Date..........................................................................    S-6
ERISA......................................................................................    S-9
Federal Tax Counsel........................................................................    S-9
Final Scheduled Distribution Date..........................................................    S-7
Final Scheduled Maturity Date..............................................................    S-5
Interest Distribution Amount...............................................................   S-15
Liquidated Receivables.....................................................................   S-15
Liquidation Proceeds.......................................................................   S-15
Plan.......................................................................................   S-19
Pool Balance...............................................................................    S-7
Pooling and Servicing Agreement............................................................  Cover
Principal Distribution Amount..............................................................   S-15
Prospectus.................................................................................    S-3
Rating Agencies............................................................................   S-10
Realized Losses............................................................................   S-15
Receivables................................................................................    S-2
Receivables Pool...........................................................................   S-12
Receivables Purchase Agreement.............................................................    S-2
Record Date................................................................................    S-6
Reserve Account............................................................................    S-7
Reserve Account Initial Deposit............................................................    S-7
Seller.....................................................................................    S-2
Servicer...................................................................................  Cover
Specified Reserve Account Balance..........................................................    S-8


Total Distribution Amount..................................................................   S-15
Trust......................................................................................  Cover
Trust Property.............................................................................    S-6
Trustee....................................................................................  Cover
Underwriter................................................................................  Cover
Underwriting Agreement.....................................................................   S-19

================================================================================


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or CS First Boston. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.


                          -----------------------------



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              Prospectus Supplement
Summary................................................................      S-4
Risk Factors ..........................................................     S-10
The Trust..............................................................     S-11
The Receivables Pool...................................................     S-12
The Seller and the Servicer............................................     S-14
Weighted Average Life of the Cetificates...............................     S-14
The Certificates.......................................................     S-14
The Pooling and Servicing Agreements...................................     S-17
The Receivables Purchase Agreements....................................     S-18
ERISA Considerations...................................................     S-19
Underwriting...........................................................     S-19
Legal Matters..........................................................     S-19
Index of Terms.........................................................     S-20

                                   Prospectus
Prospectus Supplement....................................................      2
Reports to Securityholders...............................................      2
Available Information....................................................      2
Incorporation of Certain Documents by Reference..........................      2
Summary of Terms.........................................................      4
Rick Factors.............................................................     14
The Trusts...............................................................     17
The Receivables Pools....................................................     19
The Collateral Certificates..............................................     21
Weighted Average Life of the Securities..................................     23
Pool Factors and Trading Information.....................................     24
The Seller and the Servicer..............................................     25
Use of Proceeds..........................................................     25
Description of the Notes.................................................     25
Description of the Certificates..........................................     31
Certain Information Regarding the Securities.............................     32
Description of the Transfer and Servicing Agreements.....................     36
Certain Legal Aspects of the Receivables.................................     48
Certain Federal Income Tax Consequences..................................     53
State and Local Tax Considerations.......................................     77
ERISA Considerations.....................................................     79
Plan of Distribution.....................................................     85
Legal Matters............................................................     86

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


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================================================================================



                               $[_______________]


                                CS FIRST BOSTON
                                AUTO RECEIVABLES
                                AND RECEIVABLES
                               SECURITIES TRUSTS


                  $[_______________] [_____]% [Floating Rate]
                       Asset Backed Certificates, Class A

                      ASSET BACKED SECURITIES CORPORATION
                                   (COMPANY)

                                   ----------

                             PROSPECTUS SUPPLEMENT
                                [_____], 199[ ]

                                   ----------

                             [LOGO] CS FIRST BOSTON


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